UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

September 19, 2011

Date of Report (Date of earliest event reported)

JAZZ PHARMACEUTICALS, INC.

(Exact name of Registrant as specified in its charter)

Delaware	001-33500	05-0563787
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

3180 Porter Drive, Palo Alto, California 94304

(Address of principal executive offices, including zip code)

(650) 496-3777

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

Agreement and Plan of Merger and Reorganization

On September 19, 2011, Jazz Pharmaceuticals, Inc. (the “Company”) entered into an Agreement and Plan of Merger and Reorganization (the “Merger Agreement”) by and among Azur Pharma Limited, a limited company formed under the laws of Ireland (“Azur”), Jaguar Merger Sub Inc., a Delaware corporation and wholly owned subsidiary of Azur (“Merger Sub”), the Company and Seamus Mulligan, solely in his capacity as the representative for the Azur security holders. Under the terms of the Merger Agreement and subject to the satisfaction or waiver of the conditions therein, the Company and Azur will combine their businesses in a stock transaction in which (a) Azur will effectuate a restructuring described in the Merger Agreement (the “Reorganization”) and (b) Merger Sub will merge with and into the Company (the “Merger”), with the Company as the surviving corporation in the Merger as a wholly owned subsidiary of Azur. At or prior to the completion of the Merger, Azur will change its name to Jazz Pharmaceuticals plc (“New Jazz”). The transaction has been approved by the boards of directors of both the Company and Azur.

At the effective time of the Merger, (i) each share of the Company’s common stock then issued and outstanding will be canceled in exchange for one ordinary share of New Jazz; (ii) each outstanding option under the Company’s equity incentive plans will be converted into an option to acquire, on substantially the same terms and conditions as were applicable under such option before the effective time of the Merger, the number of New Jazz ordinary shares equal to the number of shares of the Company’s common stock subject to such option immediately prior to the effective time, at an exercise price per New Jazz ordinary share equal to the exercise price per share of the Company’s common stock otherwise purchasable pursuant to such option; (iii) each other stock award that is outstanding under the Company’s equity incentive plans will be converted into a right to receive, on substantially the same terms and conditions as were applicable under such stock award before the effective time of the Merger, the number of New Jazz ordinary shares equal to the number of shares of the Company’s common stock subject to such stock award immediately prior to the effective time; and (iv) each outstanding warrant to acquire the Company’s common stock will be converted into a warrant to acquire, on substantially the same terms and conditions as were applicable under such warrant before the effective time of the Merger, the number of New Jazz ordinary shares equal to the number of shares of the Company’s common stock subject to such warrant immediately prior to the effective time, at an exercise price per New Jazz ordinary share equal to the exercise price per share of the Company’s common stock otherwise purchasable pursuant to such warrant. Upon consummation of the Merger (the “Closing”), the security holders of the Company prior to the Closing would own slightly under 80% of New Jazz, and Azur’s shareholders would own slightly over 20%.

The New Jazz ordinary shares to be issued to the stockholders of the Company will be registered with the Securities and Exchange Commission (the “SEC”) and are expected to be listed on the NASDAQ Global Stock Market. The receipt of New Jazz ordinary shares for shares of the Company’s common stock by U.S. holders of the Company’s common stock pursuant to the Merger is a taxable transaction for U.S. federal income tax purposes.

Each of the parties has made customary representations and warranties in the Merger Agreement relating to itself and the transactions contemplated by the Merger Agreement. Any liability of the Company with respect to its representations and warranties will cease immediately following the Closing, except for any claims based on fraud. Azur’s representations and warranties in the Merger Agreement will generally survive for 18 months after the Closing, with liability with respect to certain specified representations and fraud by Azur surviving indefinitely. Prior to the Closing, certain Azur shareholders (each, an “Indemnitor”) will agree to indemnification obligations set forth in the Merger Agreement and appoint Seamus Mulligan as the Indemnitors’ representative. The Merger Agreement provides that the Indemnitors will, severally, not jointly, and on a pro rata basis, indemnify New Jazz, the Company and their respective directors, officers and employees (each, an “Indemnitee”) for breaches of the representations, warranties and covenants made by Azur in the Merger Agreement and other related agreements entered into by Azur at or prior to the effective time of the Merger, and any claims or actions by security holders of Azur prior to the Closing arising out of facts or circumstances existing on or prior to the Closing (subject to certain exceptions). The indemnification obligations are subject to limitations set forth in the Merger Agreement.

The Merger Agreement contains customary covenants of Azur, including covenants requiring Azur: (i) to conduct its business and operations solely in the ordinary course of business and consistent with past practices during the period between the execution of the Merger Agreement and the Closing and (ii) not to solicit, initiate or encourage the submission of any proposal, indication of interest, inquiry or offer relating to a competing transaction, or to participate in any or continue any discussions or negotiations regarding, or furnish to any other person any information with respect to, a competing transaction. The Merger Agreement also contains customary covenants of each of the parties to use its respective reasonable best efforts to take all actions necessary to consummate the transactions contemplated by the Merger Agreement and covenants with respect to the registration of the New Jazz ordinary shares to be outstanding as of the Closing under the Securities Act of 1933, as amended.

The obligation of each party to consummate the Merger or the transactions contemplated by the Merger Agreement is subject to certain conditions, including conditions with respect to the receipt of the requisite approval by the stockholders of the Company; accuracy of the representations and warranties of the other party to the applicable standard provided by the Merger Agreement; compliance by the other party with its covenants in the Merger Agreement in all material respects; absence of a material adverse effect on the other party’s business, financial condition, operations or results of operations (subject to certain exceptions) since the date of the Merger Agreement; satisfaction of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended; approval for listing of the New Jazz ordinary shares to be issued in the Merger and the New Jazz ordinary shares held by the Azur shareholders as of the Closing and effectiveness of the registration statement filed with the SEC with respect to the New Jazz ordinary shares to be issued in the Merger, as well as other customary closing conditions. In addition, the Company’s obligation to consummate the Merger is subject to completion of the Reorganization, specified employees of Azur remaining employed by Azur and specified matters related to Noncompetition Agreements being entered into by certain employees of Azur.

The Merger Agreement also contains termination rights, including that (a) the parties may terminate the transaction by mutual consent and (b) either party will have the right to terminate the transaction if (i) the Closing has not occurred within 180 days from the date of the Merger Agreement (provided that no party shall have the right to terminate pursuant to this provision if such party’s failure to fulfill any obligation under the Merger Agreement has been the cause of the failure of the Closing to occur), (ii) any government authority shall have issued an order permanently restraining or prohibiting the Merger or the Reorganization and such order becomes final and nonappealable, (iii) the Company’s stockholders fail to approve the Merger at a meeting of the stockholders of the Company at which a vote is taken, (iv) the other party breaches such party’s representations, warranties or covenants in the Merger Agreement in a manner that renders the closing conditions relating to the accuracy of the representations and warranties and compliance with covenants incapable of being satisfied (subject to cure period) or (v) after the date of the Merger Agreement the other party experiences a material adverse effect with respect to its business, financial condition, operations or results of operations (subject to certain exceptions).

Pursuant to the Merger Agreement, effective as of the Closing, the directors of New Jazz will be the directors of the Company as of immediately prior to the Closing (unless otherwise directed by the Company), plus one additional director to be designated by Azur, expected to be Seamus Mulligan, Chairman and CEO of Azur.

The foregoing description of the Merger Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Merger Agreement, a copy of which is attached hereto as Exhibit 2.1 and is hereby incorporated into this report by reference.

The Merger Agreement has been included solely to provide investors and security holders with information regarding its terms. It is not intended to be a source of financial, business or operational information, or to provide any other factual information, about the Company, Azur or their respective subsidiaries or affiliates. The representations, warranties and covenants contained in the Merger Agreement are made only for purposes of the Merger Agreement and are made as of specific dates; are solely for the benefit of the parties (except as specifically set forth therein); may be subject to qualifications and limitations agreed upon by the parties in connection with negotiating the terms of the Merger Agreement, including being qualified by confidential disclosures made for the purpose of allocating contractual risk between the parties, instead of establishing matters as facts; and may be subject to standards of materiality and knowledge applicable to the contracting parties that differ from those applicable to investors or security holders. Investors and security holders should not rely on the representations, warranties and covenants or any description thereof as characterizations of the actual state of facts or condition of the Company, Azur or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations, warranties and covenants may change after the date of the Merger Agreement, as applicable, which subsequent information may or may not be fully reflected in public disclosures.

Escrow Agreement

Pursuant to the terms of the Merger Agreement, the Company, Azur and Seamus Mulligan, as the Indemnitors’ representative, will enter into an Escrow Agreement with Deutsche Bank National Trust Company (the “Escrow Agent”) immediately prior to the Closing. Under the terms of the Escrow Agreement, the Indemnitors will deposit an aggregate number of New Jazz ordinary shares equal to 10% of the New Jazz ordinary shares outstanding as of immediately prior to the Closing (after giving effect to the Reorganization) (or at the election of each Azur shareholder, cash with equivalent value of such shares) (the “Escrow Property”) into an escrow account (the “Escrow Account”) to serve as security for the indemnification obligations of the Indemnitors pursuant to the Merger Agreement. The Escrow Property, minus any amounts released to the Indemnitee in satisfaction of indemnity claims or reserved for any claims made by an Indemnitee, will be released within 3 business days after the date that is 18 months following the date of the Closing (the “Closing Date”). An Azur shareholder could, at any time, replace its shares in escrow with cash having equivalent value to such shares as of the time of replacement.

Voting Agreements

Concurrently with entering into the Merger Agreement, certain affiliates of the Company, who owned in the aggregate approximately 43% of the outstanding shares of common stock of the Company as of the date of the Merger Agreement, entered into Voting Agreements with the Company and Azur (collectively, the “Voting Agreements”) pursuant to which they agreed, among other things, to vote their shares of the Company in favor of the Merger, in favor of the execution and delivery by the Company of the Merger Agreement and the adoption and approval of the Merger Agreement and the terms thereof and in favor of each of the other actions contemplated by the Merger Agreement. The Voting Agreements also prohibit each of the stockholders that executed the Voting Agreements from selling or otherwise transferring securities of the Company owned by the stockholder as of the date of the Voting Agreements and all additional securities of the Company of which the stockholder acquires ownership during the term of the Voting Agreements. The foregoing description of the Voting Agreements does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Voting Agreement, a copy of the form of which is attached hereto as Exhibit 99.1 hereto and is hereby incorporated into this report by reference.

Deed of Covenant

Concurrently with entering into the Merger Agreement, certain holders of Azur ordinary shares or options to acquire Azur ordinary shares entered into a Deed of Covenant with Azur and the Company (the “Deed of Covenant”) pursuant to which they agreed, among other things, to vote in favor of all Azur shareholder resolutions required to be passed in order to give effect to the terms of the Merger Agreement, to exercise any options to acquire Azur ordinary shares prior to the Closing and to deposit their allocated number of Azur ordinary shares (or equivalent cash amount) into the Escrow Account following the Closing Date. The Deed of Covenant also prohibits each of the shareholders party thereto from selling or otherwise transferring securities of Azur held or controlled by the shareholder during the term of the Deed of Covenant.

Registration Rights Agreement

The Merger Agreement contemplates that Azur will be entering into a Registration Rights Agreement (the “Registration Rights Agreement”) with the Azur shareholders. Under the terms of the Registration Rights Agreement, Azur will agree to file a registration statement with the SEC covering the resale of the New Jazz ordinary shares held by the Azur security holders as of the Closing and to use its reasonable best efforts to cause the registration statement to become effective by the Closing Date or as soon as reasonably practicable thereafter.

Item 8.01. Other Events.

On September 19, 2011, the Company and Azur issued a joint press release regarding the matters described in Item 1.01 of this Current Report on Form 8-K. A copy of the press release is attached hereto as Exhibit 99.2 and is incorporated herein by reference.

On September 19, 2011, Bruce C. Cozadd, Chairman and CEO of the Company, sent an e-mail to the employees of the Company regarding the matters described in Item 1.01 of this Current Report on Form 8-K. A copy of the communication is attached hereto as Exhibit 99.3 and is incorporated herein by reference.

Forward Looking Statements

This Current Report on Form 8-K contains forward-looking statements, including, but not limited to, statements about the anticipated consummation of the transactions contemplated by the Merger Agreement and other statements that are not historical facts. These forward-looking statements are based on the Company’s current expectations and inherently involve significant risks and uncertainties. Actual results and the timing of events could differ materially from those anticipated in such forward looking statements as a result of these risks and uncertainties, which include, without limitation, risks related to the Company’s ability to complete the transaction on the proposed terms and schedule, including risks and uncertainties related to the satisfaction of the closing conditions related to the Merger Agreement. There can be no assurance that the Company will be able to complete the transactions contemplated by the Merger Agreement on the anticipated terms, or at all. Additional risks and uncertainties relating to the Company and its business can be found under the caption “Risk Factors” and elsewhere in the Company’s SEC filings and reports, including in its Quarterly Report on Form 10-Q for the quarter ended June 30, 2011, which are available at the SEC’s web site http://www.sec.gov. The Company undertakes no duty or obligation to update any forward-looking statements contained in this Current Report on Form 8-K as a result of new information, future events or changes in its expectations.

Additional Information and Where to Find It

In connection with the proposed transaction, the Company and Azur will be filing documents with the SEC, including the filing by the Company of a preliminary and definitive proxy statement/prospectus relating to the proposed transaction and the filing by Azur of a registration statement on Form S-4 that will include the proxy statement/prospectus relating to the proposed transaction. After the registration statement has been declared effective by the SEC, a definitive proxy statement/prospectus will be mailed to the Company’s stockholders in connection with the proposed transaction. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE REGISTRATION STATEMENT ON FORM S-4

AND THE RELATED PRELIMINARY AND DEFINITIVE PROXY/PROSPECTUS WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE COMPANY, AZUR AND THE PROPOSED TRANSACTION. Investors and security holders may obtain free copies of these documents (when they are available) and other related documents filed with the SEC at the SEC’s web site at www.sec.gov, by directing a request to the Company’s Investor Relations department at Jazz Pharmaceuticals, Inc., Attention: Investor Relations, 3180 Porter Drive, Palo Alto, California 94304, or to the Company’s Investor Relations department at 650-496-2800 or by email to investorinfo@jazzpharma.com. Investors and security holders may obtain free copies of the documents filed with the SEC on the Company’s website at www.jazzpharmaceuticals.com under the heading “Investors” and then under the heading “SEC Filings.”

The Company and its directors and executive officers and Azur and its directors and executive officers may be deemed participants in the solicitation of proxies from the stockholders of the Company in connection with the proposed transaction. Information regarding the special interests of these directors and executive officers in the proposed transaction will be included in the proxy statement/prospectus described above. Additional information regarding the directors and executive officers of the Company is also included in the Company’s proxy statement for its 2011 Annual Meeting of Stockholders, which was filed with the SEC on April 12, 2011. These documents are available free of charge at the SEC’s web site at www.sec.gov and from Investor Relations at the Company as described above.

This communication does not constitute an offer to sell, or the solicitation of an offer to sell, or the solicitation of an offer to subscribe for or buy, any securities nor shall there be any sale, issuance or transfer of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

2.1	Agreement and Plan of Merger and Reorganization, dated as of September 19, 2011

99.1	Form of Voting Agreement

99.2	Joint press release issued by the Company and Azur, dated September 19, 2011

99.3	E-mail to employees of the Company, dated September 19, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Jazz PHARMACEUTICALS, INC.

By:	/s/ Carol A. Gamble
Carol A. Gamble
Senior Vice President and General Counsel

Date: September 19, 2011

EXHIBIT INDEX

Exhibit Number	Description

2.1	Agreement and Plan of Merger and Reorganization, dated as of September 19, 2011

99.1	Form of Voting Agreement

99.2	Joint press release issued by the Company and Azur, dated September 19, 2011

99.3	E-mail to employees of the Company, dated September 19, 2011